UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2017

Fortem Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2017, our company entered into and closed a Membership Interest Purchase Agreement (the “MPA”) with Blue Phoenix Energy, LLC and Pacific Petroleum, LLC, whereby Blue Phoenix and Pacific Petroleum sold and transferred all of the outstanding membership interest of Black Dragon, LLC to our company in consideration for the pre-closing payment of US$100,000 as a non-refundable deposit and the issuance of an aggregate of 20 million common shares in the capital of our company, with 10 million shares issued to Blue Phoenix and 10 million issued to Pacific Petroleum.

Black Dragon’s sole asset consists of the rights and obligations arising from a Purchase and Sale Agreement dated effective March 1, 2017 (the “PSA”) between WEM Dragon, LLC (the “Seller”) and Black Dragon.  Pursuant to the terms of the MPA, the parties may rescind the transactions, including the issuance of common shares thereunder, upon mutual agreement in the event that Black Dragon elects to terminate the PSA on or before April 17, 2017 due to the assertion by Black Dragon of one or more title defects as determined in accordance with the PSA.  In the event that Black Dragon elects such termination and the parties have made certain closing deliveries under the MPA, such closing deliverables will be returned to the providing party and the closing under the MPA will be deemed not to have occurred (except for the payment of US$100,000 which was paid prior to closing on a non-refundable basis).

In consideration for the assignment of the assets from the Vendor to Black Dragon, Black Dragon has agreed to pay the Vendor a purchase price consisting of a cash component and a carry obligation as further set forth below.  The assets to be conveyed by the Vendor to Black Dragon (the “Assets”) include certain leases, hydrocarbons, wells, agreements, equipment, surface rights agreements and assignable permits all as further set out in the PSA.

Cash Consideration

Under the PSA, Black Dragon has agreed to pay the Vendor cash consideration totalling US$2.7 million based upon the following schedule:

•

US$100,000 as a non-refundable deposit within 10 business days of closing (completed);

•

US$900,000 on or before September 1, 2017;

•

US$900,000 on or before March 1, 2018; and

•

US$800,000 on or before September 1, 2018.

However, if Black Dragon pays a total of US$2.4 million on or before September 1, 2017, the parties have agreed that the cash consideration above will be deemed to have been paid in full.

Carry Obligation

Under the PSA, and in addition to the cash consideration, Black Dragon has agreed to pay all costs and expenses incurred on the assets with respect to any and all exploration, development and production during the carry period.  The “Carry Period” continues until the later of either (i) the date that Black Dragon pays the full cash consideration set out above or (ii) the date that Black Dragon pays all costs and expenses for the drilling, logging, testing and completion two new wells, each well with a horizontal leg extending at least 2,000’ in the target zone within the Moenkopi formation (the “Two Obligation Wells”).  Black Dragon is required to drill to completion or cause to be drilled to completion (or plugging and abandonment) the Two Obligation Wells on or before February 28, 2019, failing which, Black Dragon’s right to earn any assignment in and to the assets will terminate immediately.  For each vertical well drilled to 200’ below the top of the Kaibab formation through completion (or plugging or abandonment) within a Federal Unit, the obligation deadline will be amended to the later of (i) the current obligation deadline or (ii) 6 months from the date the rig that drilled such vertical well to total depth has been removed from the wellsite.

Within 10 business days after the later of Black Dragon paying the cash consideration in full or Black Dragon meeting in full its carry obligation, the Vendor will convey to Black Dragon an undivided 75% of the Vendor’s right, title and interest in and to the assets, or a 80% net revenue interest in the assets as further described in the PSA. Except for a breach of any other representation or warranty of the Vendor, and as a due diligence right, Black Dragon’s sole and exclusive remedy with respect to any matter that constitutes a title defect will be to withdraw from the PSA on or before April 17, 2017 without cost or penalty and the PSA will be considered terminated, provided that the initial payment of US$100,000 will be non-refundable.

Joint Operating Agreement

The parties have agreed that the interests of the parties in the assets will be subject to the terms of a Joint Operating Agreement (the “JOA”), to the extent that all or any portion of the assets or interests related thereto are not subject to a third party operating agreement.  Black Dragon will be designated as the operator under the JOA, subject only to its removal or resignation under the terms of the JOA or for good cause as determined in the PSA.

Additional Payments

On or before September 1, 2017, Black Dragon is required to pay WEM Dragon US$102,000 for rental, minimum royalty, option payments and shut-in royalty payments due on the leases through December 31, 2018.

The description of the PSA and the terms thereunder are qualified in their entirety by the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1.

General

We issued shares to one U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act of 1933.  We issued shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(a)(2) of the Securities Act of 1933.

Except as disclosed in this Item 1.01, we are not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of our company.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information contained in the section titled “Item 1.01 Entry into a Material Definitive Agreement” above is responsive to this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in the section titled “Item 1.01 Entry into a Material Definitive Agreement” above is responsive to this Item 3.02.

Item 8.01 Other Events

A copy of our press release dated April 17, 2017 is furnished herewith.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item are not being filed with this current report on Form 8-K. Such financial statements are expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed with this current report on Form 8-K. Such pro forma financial information is expected to be filed by an amendment to this current report on Form 8-K not later than 71 calendar days after the date that this current report on Form 8-K must be filed.

(d)	Exhibits.
10.1	Membership Interest Purchase Agreement dated April 12, 2017 with Blue Phoenix Energy, LLC and Pacific Petroleum, LLC
99.1	Press release dated April 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTEM RESOURCES INC.

By:

/s/ Michael Caetano

Michael Caetano

Chief Executive Officer

Date: April 17, 2017